Central Coast Bancorp Announces Record Earnings for the 21st Consecutive Year

SALINAS, CA -- 01/26/2005 -- Central Coast Bancorp (NASDAQ: CCBN), the holding company for Community Bank of Central California, today announced record net income for the year ended December 31, 2004. Net income for 2004 increased 10.6% to $12,801,000 from $11,569,000 in 2003. Diluted earnings per share for 2004 increased 10.9% to $1.12 from $1.01 in 2003. This is the 21st consecutive year of higher year-over-year earnings since the Bank's first year of operations in 1983. For 2004, the Company realized a return on average shareholders' equity of 13.54% and a return on average assets of 1.21%, as compared to 13.79% and 1.23% for 2003.

Net income for the fourth quarter of 2004 increased 11.6% to $3,086,000 from $2,766,000 in 2003. Diluted earnings per share for the quarter increased 8.0% to $0.27 from $0.25 in 2003. The earnings per share for the 2003 periods have been adjusted for the 10% stock dividend distributed in February 2004.

Adding to the billion-dollar in assets milestone attained in the fourth quarter of 2003, the Company reached the billion-dollar mark in deposits in the fourth quarter of 2004. During 2004, total assets increased $126,272,000 (12.2%) to $1,164,112,000 at year-end. At December 31, 2004, loans totaled $931,516,000, an increase of $148,775,000 (19.0%) from year-end 2003. At December 31, 2004, deposits totaled $1,051,369,000, an increase of $113,259,000 (12.1%) from year-end 2003.

"We continue to be proud of the Company's year-over-year accomplishments," stated Nick Ventimiglia, Chairman and CEO. "The Company opened two new branches, reached the billion-dollar plateau in deposits and above all achieved our 21st consecutive year of earnings growth. Our strong loan growth during 2004 demonstrates the Company's commitment to support and serve the economic development of our local businesses and communities. We will continue to seek opportunities to expand our franchise in our market places."

Financial Summary:

Interest income, net interest income, net interest margin and the efficiency ratio are discussed below on a fully taxable equivalent basis. These items have been adjusted to give effect to $1,136,000 and $1,099,000 in taxable equivalent interest income on tax-free investments for the years ending December 31, 2004 and 2003.

Net interest income for 2004 was $45,176,000, a $6,495,000 (16.8%) increase over 2003. The interest income component increased $6,207,000 in 2004. Average earning assets increased $106,827,000 (12.2%) in 2004, which added $6,169,000 in interest income. On a year-over-year basis, the average yield received on earning assets was essentially flat as it increased just 1 basis point to 5.76%. However, in the fourth quarter of 2004, the average yield was 6.03% as compared to 5.54% in the fourth quarter of 2003. So the 125 basis point increase in the prime rate during 2004 is beginning to have a positive effect on interest income.

While average balances of interest-bearing deposit liabilities increased $64,401,000 (10.3%), interest expense decreased $288,000 (2.5%) in 2004 from 2003 due to the repricing of the interest-bearing deposits throughout the year, reflecting the lower interest rate environment. The higher volume of interest-bearing liabilities increased interest expense $1,041,000 while the lower rates decreased the expense $1,329,000. In the fourth quarter 2004, we began to see deposit pricing pressure to increase rates especially on time certificates of deposit.

The net interest margin for 2004 increased 18 basis points to 4.61% from 4.43% in 2003. The net interest margin for the 4th quarter of 2004 was 4.87%, which was an increase of 52 basis points from 4.35% in the 4th quarter of 2003 and an increase of 31 basis points from the 3rd quarter of 2004. In a rising rate environment, management would expect the net interest margin to improve from its current level as the interest-earning assets should reprice more quickly than the interest-bearing liabilities.

The Bank provided $3,590,000 for loan losses in 2004 up from $1,475,000 in 2003. The significantly higher loan growth in 2004 coupled with a $3.3 million charge-off reported in the third quarter necessitated the higher provision. The ratio of the allowance for loan losses to total loans decreased from 2.12% at December 31, 2003 to 1.81% at December 31, 2004. Nonperforming assets totaled $835,000 at December 31, 2004, as compared to $10,441,000 at December 31, 2003 and $7,281,000 at September 30, 2004. The Company sold its only OREO property in the fourth quarter of 2004, which accounts for $5,250,000 of the decrease in nonperforming assets. The ratio of nonperforming and restructured loans to total loans at December 31, 2004 was 0.09% compared to 1.33% at December 31, 2003.

Noninterest income decreased $1,241,000 (21.9%) in 2004 from the year 2003. Two factors accounted for most of the decrease. In 2003, the Company realized gains of $590,000 on the sale of investment securities as compared to a loss of $130,000 in 2004. Revenues from operating OREO property decreased $404,000 in 2004 from 2003.

Noninterest expenses increased $1,505,000 (6.3%) in 2004 over 2003. The higher costs resulted from the opening of two new branches in 2004, normal salary increases and higher costs from the increased business activity. The efficiency ratio for 2004 was 51.0% as compared to 53.7% in 2003.

The Company did not repurchase any shares of stock under its repurchase plan during the fourth quarter of 2004. Under the plan there are 197,891 shares available for repurchase.

Central Coast Bancorp operates as a holding company for Community Bank of Central California. Community Bank, headquartered in Salinas, has branch offices located in: the Monterey County communities of Salinas (2), Monterey (2), Seaside, Marina, Castroville, Gonzales, Soledad and King City; the Santa Clara County community of Gilroy; the Santa Cruz County communities of Santa Cruz and Watsonville; and in the San Benito County community of Hollister. The Bank provides traditional deposit, lending, mortgage and commercial products and services to business and retail customers throughout the California Central Coast area.

Information on the Company and its subsidiary Bank may be obtained from the Company's website www.community-bnk.com. Copies of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments thereto are available free of charge on the website as soon as they are filed with the SEC. To access these reports through a link to the Edgar reporting system simply select the "Central Coast Bancorp - Corporate Profile" menu item, then click on the "Central Coast Bancorp SEC Filings" link. Section 16 insider filings can also be accessed through the website. Follow the same instructions and select "Central Coast Bancorp SEC Section 16 Reports."

Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Changes to such risks and uncertainties, which could impact future financial performance, include, among others, (1) competitive pressures in the banking industry; (2) changes in the interest rate environment; (3) general economic conditions, nationally, regionally and in operating market areas, including a decline in real estate values in the Company's market areas; (4) the effects of terrorism, the threat of terrorism or the impact of potential military conflicts; (5) changes in the regulatory environment; (6) changes in business conditions and inflation; (7) changes in securities markets; (8) data processing compliance problems; (9) variances in the actual versus projected growth in assets; (10) return on assets; (11) loan losses; (12) expenses; (13) rates charged on loans and earned on securities investments; (14) rates paid on deposits; and (15) fee and other noninterest income earned, as well as other factors. This entire press release and the Company's periodic reports on Forms 10-K, 10-Q and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

                                CENTRAL COAST BANCORP
                         CONSOLIDATED CONDENSED FINANCIAL DATA
                                       (Unaudited)
                   (Dollars in thousands, except share and per share data)

                            Three Months Ended       Twelve Months Ended
Statement of                    December 31              December 31
 Income Data                 2004        2003         2004         2003
                        ------------ ------------ ------------ ------------
Interest income
 Loans (including fees) $     13,641 $     10,948 $     48,505 $     43,924
 Investment securities         1,709        1,466        6,660        4,921
 Other                            15           43          153          303
                        ------------ ------------ ------------ ------------
   Total interest
    income                    15,365       12,457       55,318       49,148
                        ------------ ------------ ------------ ------------
Interest expense
 Interest on deposits          2,915        2,638       10,947       11,148
 Other                            96          103          331          418
                        ------------ ------------ ------------ ------------
   Total interest
    expense                    3,011        2,741       11,278       11,566
                        ------------ ------------ ------------ ------------
Net interest income           12,354        9,716       44,040       37,582
Provision for loan
 losses                        2,050          545        3,590        1,475
                        ------------ ------------ ------------ ------------
Net interest income
 after provision for
 loan losses                  10,304        9,171       40,450       36,107
                        ------------ ------------ ------------ ------------

Noninterest income
 Service charges on
  deposits                       760          790        3,106        3,120
 Other                           497          710        1,331        2,558
                        ------------ ------------ ------------ ------------
   Total noninterest
    income                     1,257        1,500        4,437        5,678
                        ------------ ------------ ------------ ------------

Noninterest expenses
 Salaries and benefits         3,826        3,469       14,717       13,506
 Occupancy                       764          717        2,791        2,555
 Furniture and equipment         508          517        1,858        1,921
 Other                         1,749        1,535        5,949        5,828
                        ------------ ------------ ------------ ------------
   Total noninterest
    expenses                   6,847        6,238       25,315       23,810
                        ------------ ------------ ------------ ------------
Income before provision
 for income taxes              4,714        4,433       19,572       17,975
Provision for income
 taxes                         1,628        1,667        6,771        6,406
                        ------------ ------------ ------------ ------------
   Net income           $      3,086 $      2,766 $     12,801 $     11,569
                        ============ ============ ============ ============

Common Share Data
 (adjusted for 10%
 stock dividend
 distributed on
 February 12, 2004)
 Earnings per share
   Basic                $       0.28 $       0.26 $       1.18 $       1.06
   Diluted              $       0.27 $       0.25 $       1.12 $       1.01

  Weighted average
   shares outstanding     10,940,000   10,918,000   10,889,000   10,912,000
 Weighted average
  shares outstanding -
  diluted                 11,527,000   11,421,000   11,437,000   11,402,000
 Book value per share                             $       9.21 $       9.02
 Tangible book value                              $       9.21 $       9.02
 Shares outstanding                                 10,973,000   10,921,000

                                CENTRAL COAST BANCORP
                         CONSOLIDATED CONDENSED FINANCIAL DATA
                                     (Unaudited)
                                (Dollars in thousands)

                                                   Dec. 31,      Dec. 31,
Balance Sheet Data                                   2004          2003
                                                  ----------    ----------
Assets
  Cash and due from banks                         $   49,068    $   54,446
  Federal funds sold                                   9,029        47,017
  Available-for-sale securities - at fair value      169,151       152,360
  Loans:
    Commercial                                       261,408       236,836
    Real estate-construction                          61,366        46,266
    Real estate-other                                594,507       489,213
    Consumer                                          15,463        11,540
    Deferred loan fees, net                           (1,228)       (1,114)
                                                  ----------    ----------
        Total loans                                  931,516       782,741
    Allowance for loan losses                        (16,819)      (16,590)
                                                  ----------    ----------
  Net loans                                          914,697       766,151
  Premises and equipment, net                          3,944         2,787
  Accrued interest receivable and other assets        18,223        15,079
                                                  ----------    ----------
Total assets                                      $1,164,112    $1,037,840
                                                  ==========    ==========

Liabilities and Shareholders' Equity
  Deposits:
    Demand, noninterest bearing                   $  344,244    $  321,980
    Demand, interest bearing                         141,191       113,215
    Savings                                          259,319       232,610
    Time                                             306,615       270,305
                                                  ----------    ----------
        Total Deposits                             1,051,369       938,110
  Accrued interest payable and other liabilities      11,627        10,135
 Shareholders' equity                                101,116        89,595

                                                  ----------    ----------
Total liabilities and shareholders' equity        $1,164,112    $1,037,840
                                                  ==========    ==========

Asset Quality
  Loans past due 90 days or more
   and accruing interest                          $        -    $        -
  Nonaccrual loans                                       102         9,606
  Restructured loans                                     733           835
  Other real estate owned                                  -             -
                                                  ----------    ----------
    Total nonperforming assets                    $      835    $   10,441
                                                  ==========    ==========

  Allowance for loan losses to total loans              1.81%         2.12%
  Allowance for loan losses to NPL's                    2014%          159%
  Allowance for loan losses to NPA's                    2014%          159%

Regulatory Capital and Ratios
  Tier 1 capital                                     100,473        88,321
  Total capital                                      113,111        99,038
  Tier 1 capital ratio                                  10.0%         10.4%
  Total risk-based capital ratio                        11.2%         11.6%
  Tier 1 leverage ratio                                  9.1%          9.0%

                                 CENTRAL COAST BANCORP
                         CONSOLIDATED CONDENSED FINANCIAL DATA
                                      (Unaudited)
                                (Dollars in thousands)

                              Three Months Ended     Twelve Months Ended
                                 December 31            December 31
Selected Financial Ratios      2004        2003       2004        2003
                           ----------- ----------- ----------- -----------
  Return on average
   total assets                   1.11%       1.12%       1.21%       1.23%
  Return on average
   shareholders' equity          12.25%      12.48%      13.54%      13.79%
  Net interest margin
   (tax equivalent basis)         4.87%       4.35%       4.61%       4.43%
  Efficiency ratio
   (tax equivalent basis)        49.23%      54.30%      51.02%      53.68%

Selected Average Balances
  Loans                    $   853,619 $   739,491 $   795,743 $   720,908
  Taxable investments          117,594     106,336     119,581      76,976
  Tax-exempt investments        55,333      48,172      52,495      48,622
  Federal funds sold             3,152      17,947      13,024      27,510
    Total earning assets   $ 1,029,698 $   911,946 $   980,843 $   874,016
                           ----------- ----------- ----------- -----------
      Total assets         $ 1,109,782 $   984,165 $ 1,055,228 $   943,207
                           ----------- ----------- ----------- -----------

  Demand deposits -
   interest bearing        $   143,740 $   133,115 $   140,949 $   124,877
  Savings                      260,845     234,679     256,393     222,403
  Time deposits                302,011     268,863     284,869     272,249
  Other borrowings               9,260       6,165       8,160       6,441
                           ----------- ----------- ----------- -----------
    Total interest
     bearing liabilities   $   715,856 $   642,822 $   690,371 $   625,970
                           ----------- ----------- ----------- -----------
  Demand deposits -
   noninterest bearing     $   285,697 $   242,577 $   263,459 $   226,699
                           ----------- ----------- ----------- -----------
  Shareholders' equity     $    99,975 $    87,898 $    94,511 $    83,874

Contact:
Robert Stanberry
Chief Financial Officer
(831) 422-6642